Exhibit 99.1

Contacts:

Liz Sharp, VP Investor Relations

Smith & Wesson Holding Corp.

(413) 747-3304

lsharp@smith-wesson.com

Smith & Wesson Holding Corporation Reports Record

Fourth Quarter and Full Year Fiscal 2012 Financial Results

•	Record Fiscal Fourth Quarter 2012 Net Sales from Continuing Operations of $129.8 Million, Up 27.7% Year-Over-Year

•	Record Fiscal Fourth Quarter 2012 Income from Continuing Operations of $17.8 Million or $0.27 per diluted share

•	Record Annual Fiscal 2012 Income from Continuing Operations of $26.4 Million or $0.40 per diluted share

•	Record Annual Units Produced

•	Record Annual Cash Generated

•	Company Issues Fiscal 2013 Financial Outlook

SPRINGFIELD, Mass., June 28, 2012 — Smith & Wesson Holding Corporation (NASDAQ Global Select: SWHC), a leader in firearm manufacturing and design, today announced record financial results for the fourth quarter and fiscal year ended April 30, 2012.

Fourth Quarter Fiscal 2012 Financial Highlights

•

Net sales from continuing operations for the fourth quarter were a record $129.8 million, up 27.7% from the fourth quarter last year. The increase was driven by strong sales of M&P™ polymer pistols and M&P modern sporting rifles.

•

Gross profit for the fourth quarter was $46.9 million, or 36.1% of net sales, compared with gross profit of $31.2 million, or 30.7% of net sales, for the comparable quarter last year. Gross profit was positively impacted in the quarter by significant one-time benefits relating to reductions in inventory and legal reserves. In addition, the higher production volume allowed for increased overhead absorption. Higher sales volume, cost savings efforts, reduced promotion costs, and a favorable product mix also contributed to the improvement.

•

Operating expense for the fourth quarter totaled $21.2 million, or 16.3% of net sales, compared with operating expense of $23.2 million, or 22.9% of net sales, for the fourth quarter last year. The decrease in operating expense reflected cost-savings efforts, including reduced legal expenses, and the impact of the consolidation of the Thompson/Center Arms operations to Springfield, Massachusetts.

•

Net income from continuing operations for the fourth quarter was $17.8 million, or $0.27 per diluted share, compared with net income from continuing operations of $4.4 million, or $0.07 per diluted share, for the fourth quarter last year.

•	Non-GAAP Adjusted EBITDAS from continuing operations for the fourth quarter increased to $31.2 million compared with $14.9 million for the fourth quarter last year.

•

At April 30, 2012, firearm backlog was $439.0 million, an increase of $252.3 million, or 135.1%, compared with the end of the fourth quarter last year, and an increase of $240.5 million, or 121.1%, from the most recent sequential quarter.

•	Operating cash flow of $29.6 million and net capital spending of $3.7 million resulted in free cash flow of $25.8 million from continuing operations. Cash at year end was $56.7 million.

Full Year Fiscal 2012 Financial Highlights

•	Net sales from continuing operations for the full fiscal year were a record $412.0 million compared with $342.2 million for the prior fiscal year, an increase of 20.4%.

•	Gross profit was 31.1% compared with 30.6% for the prior fiscal year.

•	Operating expenses were $83.1 million for fiscal 2012, or 20.2% of net sales, compared with operating expenses of $86.9 million, or 25.4% of net sales, for fiscal 2011.

•	Income from continuing operations was a record $26.4 million, or $0.40 per diluted share, compared with income from continuing operations of $8.1 million, or $0.13 per diluted share, a year ago.

•	Non-GAAP Adjusted EBITDAS from continuing operations for the full fiscal year totaled $68.4 million compared with $42.1 million for fiscal 2011.

James Debney, Smith & Wesson Holding Corporation President and Chief Executive Officer, stated, “Our objective in fiscal 2012 was to streamline the company and focus on our position as a leading, pure-play firearm company. We are very pleased with our results, which include record annual and fourth quarter net sales and profits. In the fourth quarter, we continued to deliver strong sales growth with our world-class products, including our M&P polymer pistols and our M&P modern sporting rifles. We continued to increase our manufacturing capacity and outsourcing capabilities, and our rapid acceleration of those efforts, combined with outstanding execution by our operations team, allowed us to capture incremental sales. Our M&P brand continues to be well accepted by consumers. We added a new member to the M&P family in the quarter with the highly successful launch of our new M&P Shield™. The M&P Shield offers consumers a polymer pistol with an easily concealed one-inch profile, combined with professional-grade features, simple operation, and reliable performance. Acceptance of the M&P Shield in the market has been fantastic.”

Jeffrey D. Buchanan, Executive Vice President and Chief Financial Officer, stated, “In fiscal 2012, our growing cash position allowed us to pay down $30.0 million of debt and increase our manufacturing capacity without accessing our line of credit. As we move into fiscal 2013, we will use the strength of our balance sheet to continue investing in our business. Recently, and after the end of the fiscal year, our strong cash position provided us the opportunity to enter the bond market and begin to repurchase our senior notes. Thus far, we have purchased $6.4 million of the notes. Overall, our growth in fiscal 2012 helped lay a solid fiscal foundation for the further expected improvement that is reflected in our financial guidance for fiscal 2013.”

Financial Outlook for Continuing Operations

The company expects net sales from continuing operations for the first quarter of fiscal 2013 to be between $125.0 million and $130.0 million, which would represent year-over-year growth from continuing operations of over 36.0%. The company anticipates GAAP earnings per share from continuing operations of between $0.16 and $0.19 for the first quarter of fiscal 2013.

The company anticipates net sales from continuing operations for fiscal 2013 of between $485.0 million and $505.0 million, which would represent year-over-year growth from continuing operations of over 17.0%. The company anticipates GAAP earnings per share from continuing operations of between $0.60 and $0.65 for fiscal 2013.

Conference Call and Webcast

The company will host a conference call and webcast today, June 28, 2012, to discuss its fourth quarter and full year fiscal 2012 financial and operational results. Speakers on the conference call will include James Debney, President and CEO, and Jeffrey D. Buchanan, Executive Vice President and CFO. The conference call may include forward-looking statements. The conference call and webcast will begin at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Those interested in listening to the call via telephone may call directly at 617-847-8709 and reference conference code 52713609. No RSVP is necessary. The conference call audio webcast can also be accessed live and for replay on the company’s website at www.smith-wesson.com, under the Investor Relations section. The company will maintain an audio replay of this conference call on its website for a period of time after the call. No other audio replay will be available.

Reconciliation of U.S. GAAP to Non-GAAP Adjusted EBITDAS

In this press release, a non-GAAP financial measure known as “Adjusted EBITDAS” is presented. From time-to-time, the company considers and uses Adjusted EBITDAS as a supplemental measure of operating performance in order to provide the reader with an improved understanding of underlying performance trends. Adjusted EBITDAS excludes the effects of interest expense, income taxes, depreciation of tangible fixed assets, amortization of intangible assets, stock-based employee compensation expense, impairment charge to goodwill and indefinite lived long-lived intangible assets related to the acquisition of Smith & Wesson Security Solutions™ (SWSS), DOJ and SEC investigation costs, and certain other transactions. See the attached “Reconciliation of GAAP Net Income/(Loss) to Non-GAAP Adjusted EBITDAS” for a detailed explanation of the amounts excluded from and included in net income to arrive at Adjusted EBITDAS for the three-month and twelve-month periods ended April 30, 2012 and April 30, 2011. Adjusted or non-GAAP financial measures provide investors and the company with supplemental measures of operating performance and trends that facilitate comparisons between periods before, during, and after certain items that would not otherwise be apparent on a GAAP basis. Adjusted financial measures are not, and should not be viewed as, a substitute for GAAP results. The company’s definition of these adjusted financial measures may differ from similarly named measures used by others.

About Smith & Wesson

Smith & Wesson Holding Corporation (NASDAQ Global Select: SWHC) is a U.S.-based leader in firearm manufacturing and design, delivering a broad portfolio of quality firearms, related products, and training to the global military, law enforcement, and consumer markets. The company’s brands include Smith & Wesson®, M&P™ and Thompson/Center Arms. Smith & Wesson facilities are located in Massachusetts and Maine. For more information on Smith & Wesson, call (800) 331-0852 or log on to

www.smith-wesson.com.

Safe Harbor Statement

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include our continued strong sales growth with our world-class products, including our M&P polymer pistols and our M&P modern sporting rifles; our continued increase in manufacturing capacity and outsourcing capabilities; our belief that our M&P brand continues to be well accepted by consumers; our belief regarding what our M&P Shield offers consumers and the market acceptance of the M&P Shield; our expectation that we will use the strength of our balance sheet to continue investing in our business in fiscal 2013; our expectation that we may repurchase some of our bonds; our belief that we have a solid fiscal foundation for the further expected improvement, which is reflected in our financial guidance for fiscal 2013; and our outlook for net sales from continuing operations, year-over-year growth from continuing operations, and GAAP earnings per share from continuing operations for fiscal 2013 and the first quarter of fiscal 2013. We caution that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include the demand for our products; the costs and ultimate conclusion of certain legal matters, including the DOJ and SEC matters; the state of the U.S. economy; general economic conditions, and consumer spending patterns; the potential for increased gun control; speculation surrounding fears of terrorism and crime; our growth opportunities; our anticipated growth; our ability to increase demand for our products in various markets, including consumer, law enforcement, and military channels, domestically and internationally; the position of our hunting products in the consumer discretionary marketplace and distribution channel; our penetration rates in new and existing markets; our strategies; our ability to introduce new products; the success of new products; our ability to expand our markets; the potential for cancellation of orders from our backlog; the success of the divestiture of our security solutions business and its effects on our core firearm business; and other risks detailed from time to time in our reports filed with the SEC, including our Form 10-K Report for the fiscal year ended April 30, 2012.

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME/(LOSS)

	For the Three Months Ended April 30,		For the Years Ended April 30,
	2012 (unaudited)	2011 (unaudited)	2012	2011
	(In thousands, except per share data)
Net sales	$129,843	$101,667	$411,997	$342,233
Cost of sales	82,980	70,427	284,008	237,545

Gross profit	46,863	31,240	127,989	104,688

Operating expenses:
Research and development	973	1,264	4,543	4,363
Selling and marketing	6,495	8,374	31,317	34,580
General and administrative	13,729	13,609	47,213	47,954

Total operating expenses	21,197	23,247	83,073	86,897

Operating income from continuing operations	25,666	7,993	44,916	17,791

Other income/(expense):
Other income/(expense), net	16	(464)	78	228
Interest income	309	348	1,505	1,198
Interest expense	(1,439)	(2,024)	(7,484)	(5,683)

Total other income/(expense), net	(1,114)	(2,140)	(5,901)	(4,257)

Income from continuing operations before income taxes	24,552	5,853	39,015	13,534
Income tax expense	6,735	1,460	12,582	5,454

Income from continuing operations	17,817	4,393	26,433	8,080
Discontinued operations:
Loss from operations of discontinued security solutions division	(7,639)	(2,912)	(15,945)	(96,055)
Income tax expense/(benefit)	(2,290)	341	(5,617)	(5,206)

Loss from discontinued operations	(5,349)	(3,253)	(10,328)	(90,849)

Net income/(loss)/comprehensive income/(loss)	$12,468	$1,140	$16,105	$(82,769)

Net income/(loss) per share:
Basic - continuing operations	$0.27	$0.07	$0.41	$0.13

Basic - net income/(loss)	$0.19	$0.02	$0.25	$(1.37)

Diluted - continuing operations	$0.27	$0.07	$0.40	$0.13

Diluted - net income/(loss)	$0.19	$0.02	$0.25	$(1.30)

Weighted average number of common shares outstanding:
Basic	65,057	62,285	64,788	60,622
Diluted	66,418	67,762	67,277	63,621

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

As of:

	April 30, 2012	April 30, 2011
	(In thousands, except par value and share data)
ASSETS
Current assets:
Cash and cash equivalents, including restricted cash of $3,334 on April 30, 2012 and $5,821 on April 30, 2011	$56,717	$58,292
Accounts receivable, net of allowance for doubtful accounts of $1,058 on April 30, 2012 and $2,147 on April 30, 2011	48,313	64,753
Inventories	55,296	51,720
Other current assets	4,139	10,212
Assets held for sale	13,490	—
Deferred income taxes	12,759	14,121
Income tax receivable	—	4,513

Total current assets	190,714	203,611

Property, plant and equipment, net	60,528	62,390
Intangibles, net	4,532	8,692
Other assets	5,900	6,804

	$261,674	$281,497

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$28,618	$40,119
Accrued expenses	20,685	25,356
Accrued payroll	9,002	5,309
Accrued income taxes	291	—
Accrued taxes other than income	4,270	11,421
Accrued profit sharing	8,040	4,081
Accrued product/municipal liability	1,397	2,584
Accrued warranty	5,349	3,424
Liabilities held for sale	5,693	—
Current portion of notes payable	—	30,000

Total current liabilities	83,345	122,294

Deferred income taxes	4,537	7,708

Notes payable, net of current portion	50,000	50,000

Other non-current liabilities	10,948	8,763

Total liabilities	148,830	188,765

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.001 par value, 20,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.001 par value, 100,000,000 shares authorized, 66,512,097 shares issued and 65,312,097 shares outstanding on April 30, 2012 and 65,710,531 shares issued and 64,510,531 shares outstanding on April 30, 2011	67	66
Additional paid-in capital	189,379	185,373
Accumulated deficit	(70,279)	(86,384)
Accumulated other comprehensive income	73	73
Treasury stock, at cost (1,200,000 common shares)	(6,396)	(6,396)

Total stockholders’ equity	112,844	92,732

	$261,674	$281,497

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended April 30,
	2012	2011
	(In thousands)
Cash flows from operating activities:
Net income/(loss)	$16,105	$(82,769)
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Amortization and depreciation	16,729	14,935
Loss on sale of business, including loss on sale of discontinued operations	5,688	—
Loss on sale of assets	324	234
(Recoveries of)/provision for losses on accounts receivable	(439)	1,379
Impairment of long-lived assets	—	90,503
Deferred income taxes	(1,558)	(480)
Stock-based compensation expense	2,484	1,680
Change in contingent consideration	—	(3,060)
Excess book deduction of stock-based compensation	(144)	(739)
Changes in operating assets and liabilities:
Accounts receivable	7,803	7,327
Inventories	(7,927)	(995)
Other current assets	1,200	(1,717)
Income tax receivable/payable	4,804	657
Accounts payable	(8,521)	10,861
Accrued payroll	3,693	(4,031)
Accrued taxes other than income	(7,151)	8,892
Accrued profit sharing	3,959	(3,118)
Accrued other expenses	(2,554)	1,510
Accrued product/municipal liability	(1,187)	(193)
Accrued warranty	2,181	(341)
Other assets	1,647	(1,453)
Other non-current liabilities	714	206

Net cash provided by operating activities	37,850	39,288

Cash flows from investing activities:
Proceeds from sale of business	500	—
Receipts from note receivable	19	—
Payments to acquire patents and software	(193)	(562)
Proceeds from sale of property and equipment	199	53
Payments to aquire property and equipment	(14,392)	(20,353)

Net cash used in investing activities	(13,867)	(20,862)

Cash flows from financing activities:
Proceeds from loans and notes payable	1,532	51,365
Cash paid for debt issue costs	(1,850)	(1,145)
Cash paid for redemption of convertible notes	(30,000)	—
Payments on loans and notes payable	(1,532)	(51,365)
Proceeds from Economic Development Incentive Program	4,400	—
Proceeds from energy efficiency incentive programs	225	—
Proceeds from exercise of options to acquire common stock including employee stock purchase plan	1,667	1,206
Taxes paid related to restricted stock issuance	—	(50)

Net cash (used in)/provided by financing activities	(25,558)	11

Net (decrease)/increase in cash and cash equivalents	(1,575)	18,437
Cash and cash equivalents, beginning of period	58,292	39,855

Cash and cash equivalents, end of period	$56,717	$58,292

Supplemental disclosure of cash flow information
Cash paid for:
Interest	$5,865	$3,820
Income taxes	3,963	2,146

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME/(LOSS) TO NON-GAAP ADJUSTED EBITDAS (Unaudited)

	For the Three Months Ended April 30, 2012:				For the Three Months Ended April 30, 2011:
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Net sales	$129,843	$—		$129,843	$101,667	$—		$101,667
Cost of sales	82,980	(3,735	)(1)	79,245	70,427	(4,095	)(1)	66,332

Gross profit	46,863	3,735		50,598	31,240	4,095		35,335

Operating expenses:
Research and development	973	(13	)(1)	960	1,264	(107	)(1)	1,157
Selling and marketing	6,495	(56	)(1)	6,439	8,374	(87	)(1)	8,287
General and administrative	13,729	(1,668	)(3)	12,061	13,609	(2,562	)(3)	11,047

Total operating expenses	21,197	(1,737)		19,460	23,247	(2,756)		20,491

Operating income from continuing operations	25,666	5,472		31,138	7,993	6,851		14,844

Other income/(expense):
Other income/(expense), net	16	—		16	(464)	433	(4)	(31)
Interest income	309	(300	)(7)	9	348	(229	)(7)	119
Interest expense	(1,439)	1,439	(5)	—	(2,024)	2,024	(5)	—

Total other income/(expense), net	(1,114)	1,139		25	(2,140)	2,228		88
Income from continuing operations before income taxes	24,552	6,611		31,163	5,853	9,079		14,932
Income tax expense	6,735	(6,735	)(6)	—	1,460	(1,460	)(6)	—

Income from continuing operations	17,817	13,346		31,163	4,393	10,539		14,932
Discontinued operations:
Loss from operations of discontinued security solutions division	(7,639)	6,060	(8)	(1,579)	(2,912)	715	(9)	(2,197)
Income tax benefit	(2,290)	2,290	(6)	—	341	(341	)(6)	—

Loss on discontinued operations	(5,349)	3,770		(1,579)	(3,253)	1,056		(2,197)

Net income/(loss)/comprehensive income/(loss)	$12,468	$17,116		$29,584	$1,140	$11,595		$12,735

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME/(LOSS) TO NON-GAAP ADJUSTED EBITDAS (Unaudited)

	For the Year Ended April 30, 2012:				For the Year Ended April 30, 2011:
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Net sales	$411,997	$—		$411,997	$342,233	$—		$342,233
Cost of sales	284,008	(14,554	)(1)	269,454	237,545	(11,848	)(1)	225,697

Gross profit	127,989	14,554		142,543	104,688	11,848		116,536

Operating expenses:
Research and development	4,543	(157	)(1)	4,386	4,363	(213	)(1)	4,150
Selling and marketing	31,317	(277	)(1)	31,040	34,580	(271	)(1)	34,309
General and administrative	47,213	(8,246	)(2)	38,967	47,954	(11,615	)(3)	36,339

Total operating expenses	83,073	(8,680)		74,393	86,897	(12,099)		74,798

Operating income from continuing operations	44,916	23,234		68,150	17,791	23,947		41,738

Other income/(expense):
Other income/(expense), net	78	—		78	228	(186	)(4)	42
Interest income	1,505	(1,343	)(7)	162	1,198	(882	)(7)	316
Interest expense	(7,484)	7,484	(5)	—	(5,683)	5,683	(5)	—

Total other income/(expense), net	(5,901)	6,141		240	(4,257)	4,615		358
Income from continuing operations before income taxes	39,015	29,375		68,390	13,534	28,562		42,096
Income tax expense	12,582	(12,582	)(6)	—	5,454	(5,454	)(6)	—

Income from continuing operations	26,433	41,957		68,390	8,080	34,016		42,096
Discontinued operations:
Loss from operations of discontinued security solutions division	(15,945)	8,321	(8)	(7,624)	(96,055)	90,428	(10)	(5,627)
Income tax benefit	(5,617)	5,617	(6)	—	(5,206)	5,206	(6)	—

Loss on discontinued operations	(10,328)	2,704		(7,624)	(90,849)	85,222		(5,627)

Net income/(loss)/comprehensive income/(loss)	$16,105	$44,661		$60,766	$(82,769)	$119,238		$36,469

(1)	To eliminate depreciation, amortization, and plant consolidation costs.
(2)	To eliminate depreciation, amortization, stock-based compensation expense, plant consolidation costs, severance benefits for our former President and CEO, and DOJ/SEC costs and related profit sharing impacts of DOJ/SEC.
(3)	To eliminate depreciation, amortization, stock-based compensation expense, plant consolidation costs, and DOJ/SEC costs and related profit sharing impacts of DOJ/SEC.
(4)	To eliminate unrealized mark-to-market adjustments on foreign exchange contracts.
(5)	To eliminate interest expense.
(6)	To eliminate income tax expense.
(7)	To eliminate intercompany interest income.
(8)	To eliminate depreciation, amortization, loss on sale of discontinued operations, interest expense, and stock-based compensation expense.
(9)	To eliminate depreciation, amoritzation, interest expense, and stock-based compensation expense.
(10)	To eliminate depreciation, amortization, impairment of long-lived assets, interest expense, fair value of contingent consideration liability, and stock-based compensation expense.